EXHIBIT 4.F


                  [FORM OF FACE OF PREFERRED STOCK CERTIFICATE]

              Incorporated under the Laws of the State of Delaware


                                  NUMBER SHARES

                           SERIES D PARTICIPATING STOCK

                               FORD MOTOR COMPANY





     This Certifies That  ___________________________  is the owner of _________
fully paid and non-assessable shares of Series D Participating Stock Ford Motor Company transferable upon the books of the Corporation in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

     In Witness Whereof the said Corporation has caused this Certificate to be signed by its duly authorized officers and sealed with the Seal of the Corporation, this__________________ day of ________________A.D. 2000.




___________________________                        ____________________________
Secretary                                          Vice President and Treasurer




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                [FORM OF REVERSE OF PREFERRED STOCK CERTIFICATE]


     For Value Received ___________________________ hereby sell, assign and transfer unto_____________________________________________________________Shares
represented by the within Certificate, and do hereby irrevocably constitute and appoint ___________________________________________ Attorney, to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

Dated:________________2000

       In presence of

       ______________________                       ___________________________






                    X____________________________________
                    NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.